SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Barra, Inc.

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BARRA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Barra, Inc., a Delaware corporation (the “Company”), will be held at the offices of Barra, Inc., 2100 Milvia Street, Berkeley, California 94704, on July 31, 2003, at 2:30 p.m. local time, for the following purposes:

1.	To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified. The board of directors has nominated the following slate of directors: A. George (Skip) Battle, Kamal Duggirala, M. Blair Hull, Norman J. Laboe, Clyde W. Ostler and Andrew Rudd.

2. To approve a proposed amendment to the Barra, Inc. Directors Option Plan.

3.	To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on June 3, 2003 are entitled to notice of and to vote at the meeting. This Notice of Meeting and the enclosed proxy solicitation materials are being mailed on or about July 2, 2003, together with Barra’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

      All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose or promptly follow the Internet or telephone voting instructions on your proxy card to assure representation of your shares and a quorum at the meeting. If you choose to attend the meeting, you may vote in person even you have previously returned a proxy.

By Order of the Board of Directors

Andrew Rudd
Chairman of the Board of Directors

Berkeley, California

July 2, 2003

Barra, Inc.

2100 Milvia Street
Berkeley, CA 94704
(510) 548-5442

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2003

General

      The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of Barra, Inc., a Delaware corporation, for our 2003 Annual Meeting of Stockholders or at any adjournment or postponement of the meeting. Barra, Inc. is sometimes referred to in this Proxy Statement as “Barra”, the “Company”, “we”, “us” or “our.”

      You are invited to attend our Annual Meeting, which will be held on July 31, 2003, beginning at 2:30 p.m. The meeting will be held at the offices of Barra, Inc., 2100 Milvia Street, Berkeley, California.

      These proxy solicitation materials are being mailed on or about July 2, 2003, together with Barra’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

Record Date

      Stockholders of record at the close of business on June 3, 2003 are entitled to receive this notice and to vote their shares at the Annual Meeting. On the record date there were 19,210,881 shares of Barra’s common stock (“Common Stock”) outstanding.

Voting and Quorum

      Each stockholder is entitled to one vote per share on each matter submitted at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present.

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding as of the record date, June 3, 2003. The six candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares present (in person or by proxy) at the Annual Meeting and entitled to vote will be elected. Approval of the other proposals described in this Proxy Statement requires the affirmative vote of a majority of the shares present (in person or by proxy) at the Annual Meeting and entitled to vote.

      Your vote is important. To vote, mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. You may also vote on the Internet or by telephone as described in the instructions on the proxy card. The Internet voting site is located at www.proxyvote.com. You should have your proxy card in hand when you access the website, as you will be prompted to enter the 12-digit control number which is located on the proxy to obtain your records and to create an electronic voting instruction form. PLEASE SAVE US THE EXPENSE OF A SECOND MAILING BY VOTING PROMPTLY.

Revocation of Proxies

      You may revoke your proxy any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy card or (3) attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy card, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Abstentions and Broker “Non-Votes”

      All shares that have been properly voted and not revoked will be voted at the Annual Meeting as our stockholders direct. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

      If you expressly withhold your vote or abstain from voting on any matter, then the shares will be deemed present at the meeting for purposes of determining a quorum. Votes on Proposal No. 1 that are withheld for a director nominee will be excluded entirely from the vote and will have no effect on the outcome of the vote. However, because Proposals No. 2 and 3 each require the affirmative vote of at least a majority of the number of shares constituting a quorum, an abstention will have the same effect as a negative vote for those proposals.

      A broker “non-vote” occurs when a broker or other nominee holding shares on behalf of the beneficial owner of the shares does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner. Shares represented by a broker non-vote will be deemed present at the meeting for purposes of determining a quorum but will not count against the approval of any matter.

Solicitation

      We will pay the expenses of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to those owners. Our directors, officers or employees, without additional compensation, may also solicit proxies on our behalf, personally or by telephone, electronic transmission or fax.

Other Matters

      If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. It is their intention in such situations to vote the shares represented by the proxies as the Board recommends. On the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

      Our Bylaws provide that the Board be comprised of a number between five and nine directors, with the exact number to be fixed by the Board or stockholders. The currently authorized number of directors is six. On May 8, 2003, the Board nominated the six candidates listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are currently directors of Barra.

      We are not aware of any nominee who will be unable or will decline to serve as a director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board to fill the vacancy. The term of office of each director will continue until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. There are no family relationships among any of our directors or executive officers.

      Below is certain information regarding the nominees for director:

Name	Age	Principal Occupation	Director Since

A. George (Skip) Battle(1)(2)(3)	59	Chief Executive Officer, Ask Jeeves, Inc.	1996
Kamal Duggirala	44	Chief Executive Officer, Barra	2000
M. Blair Hull(1)(2)(3)	60	Chairman, Matlock Capital, LLC	1992
Norman J. Laboe	64	Of Counsel, Mackenzie & Albritton, LLP	1986
Clyde W. Ostler(1)(2)(3)	56	Group Executive Vice President, Wells Fargo & Company and Vice-Chairman of Wells Fargo Bank, N.A.	1999
Andrew Rudd	53	Chairman of the Board, Barra; Chairman and CEO, Advisor Software, Inc.	1986

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

Business Experience of the Directors

      A. George (Skip) Battle — Mr. Battle has been the Chief Executive Officer of Ask Jeeves, Inc. since December 2000. Mr. Battle served from 1968 until his retirement in June 1995 in various roles of increasing responsibility with Andersen Consulting (now known as Accenture). He retired from Andersen Consulting as a Managing Partner of Market Development in 1995. Mr. Battle is a Senior Fellow at the Aspen Institute, an international nonprofit educational institution. In addition, Mr. Battle is a Director of PeopleSoft, Inc., Ask Jeeves, Inc., and is Chairman of the Board of Fair Isaac Company. Mr. Battle is also a director of three registered investment companies, Masters Select Equities Fund, Masters Select International Equities Fund and Masters Select Value Fund.

      Kamal Duggirala — Mr. Duggirala has served as our Chief Executive Officer since 1999 and served as President from 1994 to 2001. Mr. Duggirala has been associated with Barra and its predecessors since 1984 where he served in various roles of increasing responsibility in Barra’s Electronic Brokerage and Trader Products and Advanced Technology groups until October 1994.

      M. Blair Hull — Blair Hull is Chief Executive Officer of Matlock Capital LLC, which he founded in 1999. Mr. Hull has been active in the securities industry for over 30 years, with experience as a market maker on the Pacific Stock Exchange, and later, as a market maker with the Chicago Board Options Exchange (“CBOE”). In 1985, Mr. Hull founded Hull Trading Company in Chicago, which he sold to Goldman Sachs & Co. in 1999. He served on both the Board of the CBOE from 1988 to 1990 and on the Board of the Options Clearing Corporation from 1992 to 1998. Mr. Hull served on the Board of Governors of the Chicago

Stock Exchange from May to December 2002. He currently serves on the Board of Trustees of the University of California Santa Barbara Foundation.

      Norman J. Laboe — From April 1994 to the present, Mr. Laboe has served as Of Counsel to the law firm Mackenzie & Albritton, LLP. From 1971 until 1994, Mr. Laboe was a partner in the law firm Graham & James, LLP.

      Clyde W. Ostler — Mr. Ostler serves as the Group Executive Vice President of Wells Fargo and Company, responsible for its Private Client Services Group, and as the Vice-Chairman of Wells Fargo Bank, N.A. Mr. Ostler has been associated with Wells Fargo and Company and its affiliates since 1971 and has held various positions of responsibility including that of General Auditor from 1983 to 1986, Chief Financial Officer from 1987 to 1990, Head of Branch Banking from 1990 to 1993, Head of the Investment Group from 1993 to 1998 and Head of the Internet Services Group from 1999 to 2002. Mr. Ostler is currently a member of numerous charitable boards external to Wells Fargo and Company and business boards for affiliates of Wells Fargo and Company. Mr. Ostler also serves as a member of the Board of Directors of Mercury Interactive Corporation.

      Andrew Rudd — Dr. Rudd has served as our Chairman since 1992. Dr. Rudd has been associated with Barra since 1975. He also served as the Chief Executive Officer of Barra from 1984 until 1999 and President of Barra from 1984 to 1992. Dr. Rudd worked as a professor of finance and operations research at Cornell University between 1977 and 1982. Dr. Rudd is also Chairman and CEO of Advisor Software, Inc., which Dr. Rudd founded in 1995. Advisor Software, Inc. is a provider of software platforms that help financial institutions and advisers distribute investment products.

Executive Compensation

      Please refer to “Executive Compensation” on Page 14 of this Proxy Statement.

Board Meetings and Committees

      Our Board held six meetings during the fiscal year ended March 31, 2003. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

      During his respective tenure for the fiscal year ended March 31, 2003, each of our directors attended 75% or more of the total number of meetings of the Board and the relevant committees on which he served.

      Audit Committee — The Audit Committee is a subcommittee of the Board of Directors comprised solely of independent directors as required by the listing standards of The Nasdaq Stock Market and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to our proxy statement for our 2001 Annual Meeting of Stockholders. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Under its current charter, the Audit Committee is responsible for recommending the engagement of independent auditors, and consulting with the auditors regarding the scope and results of annual audits and the reviews of our system of internal accounting controls. The Audit Committee reviews and assesses the adequacy of its charter on a periodic basis. It is anticipated that the Audit Committee’s charter will be revised in fiscal 2004 as a result of recently adopted Rule 10A-3 under the Securities Exchange Act of 1934 and the amended listing standards to be promulgated by The Nasdaq Stock Market under Rule 10A-3.

      In fiscal 2003, the Audit Committee included Messrs. Battle, Hull and Ostler. The Audit Committee met four times during the fiscal year ended March 31, 2003. The Audit Committee’s report for fiscal 2003 is set forth below under the caption “Report of the Audit Committee of the Board of Directors.”

      Compensation Committee — The Compensation Committee ratifies the compensation paid to our executive officers, and approves and administers grants of options to purchase shares of our Common Stock under our equity compensation plans, including the 2000 Equity Participation Plan, the Directors Option Plan and the Employee Stock Purchase Plan.

      In fiscal 2003, the Compensation Committee included Messrs. Battle, Hull and Ostler. The Compensation Committee met five times during the fiscal year ended March 31, 2003. The Compensation Committee’s report for fiscal 2003 is set forth below under the caption “Report of the Compensation Committee of the Board of Directors.”

      Nominating and Corporate Governance Committee — The Board established a Nominating and Corporate Governance Committee in November 2002, consisting of Messrs. Hull, Battle, and Ostler. The Nominating and Corporate Governance Committee has the responsibility to present a slate of nominees to the full Board of Directors prior to each annual meeting and to monitor and address the corporate governance affairs of Barra. The Nominating and Corporate Governance Committee will also consider nominees for the Board of Directors submitted by stockholders in writing in accordance with the requirements set forth in our Bylaws. In the fiscal year ended March 31, 2003, the Nominating and Corporate Governance Committee held two meetings.

Director Compensation

      We pay an annual compensation of $20,000 to each director who is not an employee of Barra, plus an additional $3,000 to each non-employee director who serves as chairperson of a Board committee. This annual compensation is paid in 25% increments after each quarterly meeting of the Board of Directors. All of our non-employee directors are also reimbursed for their expenses for traveling to Board and committee meetings. Members of the Board of Directors who are also employees of Barra are not reimbursed for their services as directors.

      Pursuant to the Barra, Inc. Directors Option Plan as currently in effect (the “Directors Plan”), each non-employee director initially receives non-qualified stock options (“NQSOs”) to purchase 15,000 shares of Common Stock on the date such individual joins the Board. These options vest at a rate of 20% a year over a period of five years. On each anniversary of a director’s initial grant, additional NQSOs to purchase 4,000 shares of Common Stock are automatically granted under the Directors Plan. All subsequent annual grants are fully vested and immediately exercisable on the date of grant. The exercise price of each option granted under the Directors Plan is based on the average of the last best reported bid and asked prices of Barra’s Common Stock as quoted on The Nasdaq Stock Market on the date of the grant, or if The Nasdaq Stock Market is closed on the date of grant, the last preceding date on which such prices are reported.

      On February 11, 2003, the Compensation Committee approved of and issued fully-vested grants of NQSOs to purchase 4,000 shares to each of our non-employee directors (Messrs. Hull, Battle, Ostler and Laboe). In addition, as further described under Proposal No. 2 below, the Board of Directors is currently seeking approval of an amendment of the Directors Plan to increase the size of the initial grants and successive anniversary grants under the Directors Plan by 10,000 and 4,000 shares, respectively.

Required Vote

      The six candidates for election as directors at the Annual Meeting who receive the most number of affirmative votes of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting will be elected. Votes withheld from any director and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will have no other legal effect on the election of directors.

      THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2 — AMENDMENT TO THE DIRECTORS OPTION PLAN OF BARRA, INC.

      At the annual meeting, our stockholders are also being asked to ratify and approve an amendment to the Barra, Inc. Directors Option Plan (the “Directors Plan”) that would:

•	increase the number of shares subject to options automatically granted to new non-employee directors from 15,000 shares to 25,000 shares; and

•	increase the number of shares subject to options automatically granted each year to existing non-employee directors after their initial grant from 4,000 shares to 8,000 shares.

      All other terms of the Directors Plan would remain unchanged. We are not requesting that any additional shares be reserved for issuance under the Directors Plan. As a result, all automatic grants will come out of shares of our Common Stock that are already reserved for issuance under the Directors Plan and approved by our stockholders. An aggregate of 375,000 shares are reserved for issuance under the Directors Plan, of which 130,050 shares remained available for future grants as of March 31, 2003.

      The Directors Plan currently provides for automatic grants of options to purchase 15,000 shares to new non-employee directors, and subsequent annual grants of options to purchase 4,000 shares. Based on an assessment of compensation practices at comparable companies using independent third party compensation data, the Board believes that the grants to non-employee directors currently provided for under the Directors Plan are below market levels. As a result, the Board believes that the proposed amendment to increase the number of options granted to non-employee directors is necessary to remain competitive and to attract and retain the most qualified persons to serve as directors of Barra. In addition, the Board believes adoption of this amendment will help further align director interests with those of our stockholders.

      The amendment to the Directors Plan will become effective immediately upon stockholder approval. The changes to the Directors Plan that the stockholders are being asked to approve at the annual meeting are summarized below.

      If the stockholders approve the proposed amendment to the Directors Plan:

•	each new non-employee director will be automatically granted a non-qualified stock option to purchase 25,000 shares of Barra Common Stock upon his or her election or appointment to the Board.

•	each non-employee director will be automatically granted a non-qualified stock option to purchase 8,000 shares of Barra Common Stock each year upon the anniversary of such director’s initial appointment or election to the Board.

      The principal provisions of the Directors Plan as currently in effect are described below. For a complete description of the terms of the Directors Plan, please refer to its full text, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and is available at the website of the Securities and Exchange Commission (SEC), www.sec.gov.

Summary of Material Provisions of the Directors Plan

      The Directors Plan was adopted by our Board of Directors in April 1997 and approved by our stockholders in July 1997. The Directors Plan was amended in August 1999 and again in August 2000. The Directors Plan allows us to provide equity incentives to directors by providing such individuals with an opportunity to acquire shares of our Common Stock. The Directors Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the “Code”, nor is it subject to the Employee Retirement Income Security Act of 1974.

      Administration — The Directors Plan is administered by our Compensation Committee, which consists solely of at least two “Outside Directors” as defined in the Directors Plan. The interpretation by the Compensation Committee of any of the provisions of the Directors Plan or any option granted under the Directors Plan is final and conclusive.

      Eligibility — The Directors Plan permits us to grant non-qualified stock options, or NQSOs, to purchase shares of Barra Common Stock in accordance with a fixed formula (described below) to our non-employee directors. In addition, the Directors Plan allows discretionary grants of incentive stock options, or ISOs, to employee directors. The Directors Plan allows discretionary grants of NQSOs to all directors. There are currently four non-employee directors and two employee directors. We receive no consideration from optionees at the time options are granted under the Directors Plan.

      Stock Subject to Options — The stock subject to options under the Directors Plan consists of shares of our authorized but unissued Common Stock. The aggregate number of shares that may be issued under the Directors Plan is currently 375,000 shares, subject to adjustment as provided in the Directors Plan, and including shares already issued under the Directors Plan. In the event that any outstanding option under the Directors Plan expires or terminates for any reason without being exercised in whole or in part, the shares of Common Stock relating to the unexercised portion of such option will be available again for the grant of options under the Directors Plan.

      Formula for Automatic Option Grants — Non-employee directors currently receive NQSOs under the Directors Plan in accordance with a non-discretionary formula. Following the adoption of the Directors Plan by the Board and stockholders in 1997, each non-employee director then in office received an initial grant of 5,000 shares and each person who subsequently became a non-employee director and was eligible to participate in the Directors Plan received an initial grant of 10,000 shares. The initial version of the Directors Plan also provided that on each anniversary of a director’s initial grant, if the optionee was still a non-employee member of the Board, the optionee received an additional annual grant of an additional 2,000 shares. On August 5, 1999 the Directors Plan was amended by the Board to increase the amount of the initial grant to 15,000 shares and the additional annual grants to 4,000 shares.

      Exercise Price — The exercise price for all options granted under the Directors Plan is equal to the fair market value of Barra’s Common Stock at the time the option is granted, except that, for ISOs, the price is set at 110% of the fair market value for any director who owns more than ten percent of the combined voting power of Barra’s stock.

      Vesting and Term of Option Grants — Options granted under the Directors Plan will become exercisable as they vest. Initial grants made to a new director under the automatic grant formula will vest over a period of five years at a rate of twenty percent (20%) on each anniversary date of the grant so long as the optionee continuously serves as a director of Barra. Additional annual grants made under the automatic grant formula will be immediately vested.

      Each discretionary option granted under the Directors Plan will have a term as specified by the Compensation Committee at the date of grant and will be stated in the applicable option agreement. However, an option may not be exercised more than ten (10) years from the date of grant, and will terminate earlier if the optionee ceases to be a director. ISOs will vest according to a vesting schedule determined by the Compensation Committee, provided that the rate of vesting will not be longer than twenty percent (20%) per year over five years from the date of grant for options granted to a director who owns more than ten percent of the combined voting power of Barra’s stock.

      Termination of Service — If the optionee’s service as a director of Barra is terminated for any reason, including death and disability, options under the Directors Plan, to the extent vested and exercisable on the termination date, may be exercised not later than ninety (90) days (or such other period of time as is determined by the Compensation Committee) after the termination date. Unless otherwise determined at the discretion of the Board, all options granted under the Director Plan that are not vested and exercisable on the date of termination, will automatically terminate.

      Adjustments Upon Changes in Capitalization — The aggregate number of shares that may be issued under the Directors Plan and the shares subject to outstanding options are subject to automatic pro rata adjustment as to the number and price of shares, in the event of changes in the outstanding Common Stock resulting from stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations and other relevant changes in capitalization. In the event of a merger, consolidation, dissolution or liquidation of Barra, the sale of substantially all of our assets, or any other similar corporate transaction, the vesting of all options granted pursuant to the Directors Plan will accelerate and the options will become exercisable in full.

      Amendment and Termination of Directors Plan — Generally, the Board may terminate or amend the Directors Plan at any time. However, the Board may not, among other matters, without stockholder approval, increase the total number of shares of Common Stock available for issuance under the Directors Plan or change the class of persons eligible to receive options. In addition, no amendment of the Directors Plan or of any outstanding option may adversely affect any outstanding option without the written consent of the optionee.

      Term of Directors Plan — Options may be granted under the Directors Plan from time to time until ten (10) years from the date the Directors Plan was adopted by the Board, which will be April 24, 2007.

Federal Income Tax Information

      THE FOLLOWING INFORMATION IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO BARRA AND OPTIONEES OF PARTICIPATION IN THE DIRECTORS PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR EACH OPTIONEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES.

      Incentive Stock Options — When an option granted under the Directors Plan qualifies as an ISO, the optionee does not recognize income for federal income tax purposes upon the grant or exercise of the ISO (unless the alternative minimum tax applies as discussed below). Upon a sale of the shares (assuming that the sale occurs no sooner than two years after the grant of the option and one year after the receipt of the shares by the optionee), any gain or loss will be treated as long-term capital gain or loss for federal income tax purposes.

      In order for an option to qualify as an ISO, it must be exercised while the optionee is an employee of Barra or of a parent or subsidiary of Barra, or within ninety (90) days after the optionee ceases to be an employee for any reason other than death, in which case there is no statutory limitation, or permanent and total disability, in which case the exercise may occur within one year after termination of employment.

      The favorable federal income tax consequences described above will not apply to the extent the optionee disposes of the shares acquired within one year of the date of exercise or within two years of the date of grant of the option (hereinafter a “disqualifying disposition”). A disqualifying disposition does not include the disposition of shares acquired upon exercise of an option after the employee’s death and, under certain circumstances, the disposition of shares (acquired by exercising an ISO) by an insolvent individual to a trustee, receiver or other similar fiduciary in an insolvency proceeding.

      In the event of a disqualifying disposition, the optionee generally will recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock at the date of exercise exceeds the option exercise price. Any additional gain will be long-term or short-term gain, depending on how long the optionee has held the stock. The income recognized on a disqualifying disposition will be added to the optionee’s tax basis for determining gain or loss with respect to a subsequent sale of his or her stock.

      Alternative Minimum Tax — The excess of the stock’s fair market value over the option exercise price of an ISO, which is generally not subject to tax at the time of exercise, is treated as an item of income in determining an individual taxpayer’s alternative minimum tax liability. It is advisable for all optionees holding ISOs to attempt to forecast their income tax liabilities before deciding when to exercise ISOs, or even whether to receive stock compensation in the form of ISOs. The alternative minimum tax risk can make ISOs unappealing if the potential spread on exercise of the option in any particular year will be substantial.

      Non-Qualified Stock Options — Options granted under the Directors Plan that do not qualify as ISOs are considered NQSOs and will not qualify for any special tax benefits to the optionee. Because the options granted under the Directors Plan are not deemed to have a readily ascertainable value, an optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the optionee generally must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount will be treated as ordinary income by the optionee and will be subject to withholding for each optionee who is also an employee of Barra. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

      Tax Consequences to Barra — Barra generally will be allowed a tax deduction to the extent and in the year that compensation income is recognized by the optionee upon the exercise of NQSOs, provided that we have withheld income taxes in accordance with the law. We receive no deduction in connection with the exercise of an ISO. In the event of a disqualifying disposition of an ISO, however, we will be allowed a deduction for the amount of income recognized by the optionee with respect to his or her exercise for the Barra tax year in which the disqualifying disposition occurs. Notwithstanding the foregoing, the Code limits the tax deduction for expenses in connection with remuneration of our Chief Executive Officer and our four other most highly compensated executive officers during any fiscal year to the extent the remuneration of any such person exceeds $1,000,000 for such fiscal year.

Required Vote

      The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the amendment to the Directors Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      The non-employee directors of Barra have an interest in approval of this Proposal No. 2, in that the size of the automatic option grants to non-employee directors will increase if the proposed amendment is adopted.

      THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AMENDMENT TO THE DIRECTORS PLAN.

PROPOSAL NO. 3 — APPROVAL OF INDEPENDENT AUDITORS

      The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2004 and is submitting this selection to our stockholders for their ratification.

      Deloitte & Touche LLP has audited our financial statements since 1986. Its representatives are expected to be at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

      Audit services performed by Deloitte & Touche LLP for fiscal 2003 consisted of the examination of Barra’s financial statements and services related to filings with the Securities and Exchange Commission.

Independent Auditor Fees

      Audit Fees — In our fiscal year ended March 31, 2003, Deloitte & Touche LLP billed Barra an aggregate of $242,600 for the audit of our annual financial statements and for the review of the financial statements included in our quarterly reports on Form 10-Q. During fiscal 2002, audit fees billed to Barra by Deloitte & Touche LLP totaled $209,228.

      Audit-Related Fees — In our fiscal year ended March 31, 2003, Deloitte & Touche LLP billed Barra $16,500 for additional assurance and related services that were related to the audit of our annual financial statements or review of our quarterly financial statements. These services consisted of an audit of Barra’s 401(k) plan. During fiscal 2002, audit-related fees billed to Barra by Deloitte & Touche LLP totaled $221,095 and consisted of an audit of Barra’s 401(k) plan, an audit of our Symphony Asset Management LLC business in connection with its sale in 2002 and due diligence related to certain acquisitions and divestitures.

      Tax Fees — In our fiscal year ended March 31, 2003, Deloitte & Touche LLP billed Barra $384,382 for professional services relating to tax compliance, tax advice and tax planning. These services consisted of preparation of tax returns for Barra and its subsidiaries; assistance with a state audit; preparation of expatriate tax returns; and tax planning and due diligence related to certain acquisitions and divestitures. During fiscal 2002, tax fees billed to Barra by Deloitte & Touche LLP totaled $4,400 and consisted of tax planning related to certain investments and divestitures.

      All Other Fees — In our fiscal years ended March 31, 2002 and 2003, Deloitte & Touche LLP did not bill Barra any amounts for professional services other than the audit services, audit-related services and tax services described above.

Audit Committee Pre-Approval Policies

      On April 22, 2003, the Audit Committee of our Board of Directors adopted a policy regarding the approval of audit and non-audit services provided by Deloitte & Touche LLP as our independent auditor. The policy requires that all services provided by the independent auditor be pre-approved by the Audit Committee. Such pre-approval may be granted at any time up to a year in advance of commencement of the specified services. The Audit Committee may, in its discretion, establish fee thresholds for pre-approved categories of services. The Audit Committee will not under any circumstances approve the provision by Deloitte & Touche LLP of any “prohibited service” as set forth in applicable regulations of the SEC or the Public Company Accounting Oversight Board. During fiscal 2002 and 2003, no services were approved by the audit committee under the de minimis rule set forth in 17 CFR 210.2-01(c)(7)(i)(C).

      The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

Required Vote

      Stockholder ratification of the selection of Deloitte & Touche LLP as Barra’s independent auditors is not required by Barra’s Bylaws or any other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Barra and its stockholders.

      The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Deloitte & Touche LLP as Barra’s independent auditors for the fiscal year ending March 31, 2004. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

      The table below gives certain information as of June 3, 2003 regarding the beneficial ownership of our Common Stock by (1) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each of our Chief Executive Officer and our four most highly compensated executive officers (other than our Chief Executive Officer) who served as executive officers at March 31, 2003 (collectively, the “Named Officers”), (3) each director, and (4) all executive officers and directors as a group:

	Number of
Beneficial Owner	Shares Owned(1)	Percent(2)

Andrew Rudd(3)	3,459,924	17.98
c/o Barra, Inc.
2100 Milvia Street
Berkeley, California 94704

Edward D. Baker	1,377,291	7.17
395 Hampton Road
Piedmont, California 94611

Transamerica Investment Management, LLC(4)	1,272,484	6.62
1150 S. Olive Street
Los Angeles, California 90015

Kamal Duggirala(5)	1,154,351	5.87
M. Blair Hull(6)	84,250	*
Claes Lekander(7)	81,250	*
Aamir Sheikh(8)	74,800	*
Norman J. Laboe(9)	63,250	*
Greg Stockett(10)	54,990	*
Robert L. Honeycutt(11)	51,098	*
A. George (Skip) Battle(12)	44,373	*
Clyde W. Ostler(13)	36,600	*

All executive officers and directors as a group (12 persons)(14)	5,148,082	25.58

*	Less than 1.0%.

(1)	This table is based upon information supplied by officers, directors, and principal stockholders. Unless otherwise indicated in the above chart, outlined in the related footnotes, or by operation of applicable community property and other applicable laws, we believe that all persons named in the table have sole voting and investment power over all shares of Common Stock beneficially owned by them.

(2)	Based on a total of 19,210,881 shares of Common Stock outstanding as of June 3, 2003 plus, for each person, the number of shares issuable upon exercise of any convertible security that is currently exercisable or will become exercisable within 60 days after June 3, 2003.

(3)	Consists of the following: (i) 3,243,924 shares held of record by the Rudd Family Trust, dated September 12, 1997 (of which Dr. Rudd serves as co-trustee), (ii) 180,000 shares held in the Rudd Family Foundation, of which Dr. Rudd serves as co-trustee, and (iii) 36,000 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

(4)	Based on a Schedule 13G filed with the SEC on February 14, 2003.

(5)	Consists of 50,625 shares held directly by Mr. Duggirala and 652,600 shares held by Mr. Duggirala and his wife in joint tenancy with right of survivorship. Also includes 451,126 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

(6)	Includes 50,500 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

(7)	Includes 750 shares held by Mr. Lekander as custodian for his minor niece and nephews under the California Uniform Transfers to Minors Act. Also includes 50,500 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

(8)	Consists of 74,800 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days of June 3, 2003.

(9)	Includes 50,500 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

(10)	Includes 52,025 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

(11)	Includes 2,800 shares held by the Robert Honeycutt Trust, dated August 16, 2000 and 47,188 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

(12)	Includes 3,125 shares held by the Daniel KW Battle Trust of which Mr. Battle serves as trustee, and 2,000 shares held in accounts by Mr. Battle’s daughter and over which Mr. Battle shares investment control. Also includes 30,250 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003. Mr. Battle disclaims beneficial ownership of the 2,000 shares held by his daughter.

(13)	Includes 31,500 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

(14)	Includes 915,152 shares issuable upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days after June 3, 2003.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table summarizes all compensation paid or accrued by us to the Named Officers during the fiscal years ended March 31, 2001, 2002 and 2003:

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
	Annual Compensation(1)
					Securities
Name and				Other Annual	Underlying
Principal Position	Year	Salary($)	Bonus($)	Compensation($)(2)	Options(#)

Kamal Duggirala	2003	415,000	200,000	2,000	60,000
Chief Executive Officer	2002	393,750	300,000	2,000	75,000
	2001	356,250	500,000	—	75,000

Robert L. Honeycutt	2003	276,250	125,000	7,200	25,000
Chief Operating Officer	2002	159,184	107,000	7,860	105,000
	2001	—	—		—

Aamir Sheikh	2003	276,250	120,000	2,000	25,000
President	2002	261,250	175,000	2,000	30,000
	2001	250,000	225,000	—	50,000

Greg Stockett	2003	261,250	156,290	2,000	25,000
Chief Financial Officer	2002	243,750	150,000	2,000	25,000
	2001	191,441	110,000	—	50,000

Claes Lekander	2003	276,250	100,000	2,000	25,000
Executive Vice President	2002	253,219	180,000	2,000	25,000
	2001	250,000	225,000	—	25,000

(1)	Includes amounts deferred under our 401(k) Plan.

(2)	Other Annual Compensation amounts represent matching contributions of $2,000 annually made by Barra to each Named Officer’s 401(k) account during 2003 and 2002. Such contributions vest 20% annually, subject to continued employment with Barra. The amounts for Mr. Honeycutt in 2003 and 2002 also include imputed interest income of $5,200 and $5,860, respectively, attributable to an interest-free loan we provided to Mr. Honeycutt in fiscal 2002. Please see the section below entitled “Compensation Committee Interlocks, Insider Participation and Other Transactions” for a description of the loan, which has been repaid in full.

Stock Option Grants

      The following table gives information regarding option grants to the Named Officers during the fiscal year ended March 31, 2003.

OPTIONS GRANTED IN LAST FISCAL YEAR(1)

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Shares	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term(2)
	Options	In Fiscal	Price	Expiration
Name	Granted(#)	Year(3)	($/Share)	Date	5%($)	10%($)

Kamal Duggirala	60,000	6.41	29.99	1/15/13	1,131,633	2,867,780
Robert L. Honeycutt	25,000	2.67	29.99	1/15/13	471,514	1,194,908
Aamir Sheikh	25,000	2.67	29.99	1/15/13	471,514	1,194,908
Greg Stockett	25,000	2.67	29.99	1/15/13	471,514	1,194,908
Claes Lekander	25,000	2.67	29.99	1/15/13	471,514	1,194,908

(1)	The options reported in this table were all granted under our 2000 Equity Participation Plan. All of the option grants listed in the table vest as follows: 25% of the options vest and become exercisable on the first anniversary of the date of grant and 1/36th of the remaining options vest and become exercisable each month over the subsequent 36 months. The exercise price of each option is based on the closing price of our Common Stock as quoted on Nasdaq on the date of grant.

(2)	All options expire 10 years from the grant date. Gains are reported net of the option exercise price but before taxes associated with the exercise. The potential realizable values presented in the table are at assumed stock price appreciation rates of 5% and 10%, compounded annually over the maximum term of the options. The 5% and 10% appreciation rates are disclosed in accordance with SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price. Actual gains, if any, on option exercises are dependent on future performance of our Common Stock and the optionee’s continued employment through the vesting period.

(3)	Based on a total of 936,000 options granted to employees in fiscal year 2003.

Option Exercises and Year-End Holdings

      The following table gives information regarding options exercised by each of the Named Officers during the fiscal year ended March 31, 2003, and the value (stock price less exercise price) of the remaining options held by those executive officers as of March 31, 2003:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at Fiscal		Options at Fiscal
	Shares		Year-End(#)		Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kamal Duggirala	27,000	699,389	462,251	303,500	6,003,575	1,746,138
Robert Honeycutt	0	0	38,438	91,563	0	0
Aamir Sheikh	0	0	68,133	85,967	426,147	263,762
Greg Stockett	6,000	212,040	45,775	75,825	141,490	142,136
Claes Lekander	0	0	46,333	87,167	374,220	509,520

(1)	Based on the closing price ($29.69) of Barra’s Common Stock as reported on Nasdaq on March 31, 2003, (the last trading date of the 2003 fiscal year), less the applicable exercise price.

Compensation and Audit Committee Interlocks, Insider Participation and Other Transactions

      During the fiscal year ended March 31, 2003, the Compensation Committee included Messrs. Battle, Hull and Ostler, who were each members of our Board and who were not in the last three years and are not currently executive officers of Barra. No member of the Compensation Committee had a relationship during fiscal 2003 that would constitute an interlocking relationship with executive officers or directors of another entity.

      During the fiscal year ended March 31, 2003, only the Compensation Committee deliberated and took action on matters regarding executive compensation. Certain of those actions were later ratified by our entire Board. As Chief Executive Officer, Mr. Duggirala made recommendations to the Compensation Committee regarding the compensation of all executive officers other than himself. He also participated in the Board’s ratification of certain executive compensation decisions made by the Compensation Committee for the fiscal year ended March 31, 2003.

      On October 31, 2001, we loaned Mr. Honeycutt $250,000 to purchase shares of our Common Stock. The loan was interest free and was secured by Mr. Honeycutt’s residence. The terms of the loan required repayment in four equal annual installments commencing October 31, 2002, although early payments were permitted. Mr. Honeycutt paid the loan off in full on August 13, 2002, and no further amounts are outstanding.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee

      Our Compensation Committee is comprised of three independent directors and is responsible for approving and reviewing our Executive Compensation and employee equity programs. The Compensation Committee also acts in an advisory role with respect to our employee benefit plans (including approval of certain benefit plans) as the administrator of such plans. It generally meets each quarter and reports back to the Board of Directors on its activities at each quarterly Board Meeting or as necessary.

Overall Philosophy

      Our approach to executive compensation is designed to enable us to attract and retain exceptional employees who will be instrumental in helping us achieve our strategic objectives and who can have a direct impact on shareholder value through their actions. This philosophy is implemented through compensation programs that are based on the following principles:

•	We have adopted a “total compensation” approach when determining appropriate, competitive cash and equity-based compensation levels for executives. In general, the 75th percentile level of the appropriate market will be used as a guideline for each executive’s total compensation and benefits package.

•	Each executive’s total compensation package is designed to provide an appropriate mix of fixed and variable compensation to support a strong pay-for-performance relationship. The variable portion of the compensation package is tied to performance measures that influence shareholder value. It includes key overall operating measures as well as metrics that are specific to each member of management’s responsibilities. Each executive’s achievement of these performance measurements will determine whether his or her respective compensation is at, over or below the 75th percentile benchmark.

•	Our long-term incentive program is a significant component of total compensation for our executives and is designed to align the interests of our executives with those of our shareholders and to encourage executive retention.

Compensation Review Process

      We review executive compensation annually. The compensation program consists of three elements: (a) base salary, (b) annual bonuses linked to the performance of both the individual executive and Barra as a whole, and (c) long term incentives in the form of stock options. Actual compensation rates depend on many factors including individual responsibilities and performance, as well as relative contribution to Barra’s success.

      Additionally, our goal is to maintain a consistent compensation structure that is benchmarked against appropriate industry standards. In this regard, when determining the appropriate packages for each executive, we compare ourselves to market levels within other high technology product businesses and, in a small number of cases, to the asset management industry and related financial services firms. We use a variety of executive compensation surveys and data that have been produced by nationally recognized compensation consulting firms as part of this process.

•	Base Salary and Bonuses — Our approach is to set total cash compensation at a level that keeps Barra competitive with the market. In fiscal 2003, base pay was set with this in mind. The mix of variable versus base pay depends on the nature of the position and the executive’s ability to influence the outcome. However, on average a 60:40 ratio of base to variable pay is used as a benchmark for senior executives, and a 50:50 ratio is used for our CEO. The amount paid out under the variable component is determined by considering the overall accomplishments of the management team which manifests itself in Barra’s performance in relation to the following indicators: (1) revenue growth and pretax margins, and (2) meeting key milestones in Barra’s long-term strategic plan. Additionally, the

Compensation Committee evaluates each officer’s individual performance using metrics specific to his or her individual responsibilities.

On an overall basis, revenues from ongoing products and services for the core business grew by 1% in fiscal 2003; pre-tax margins for the core business declined from 26% in fiscal 2002 to 24% in fiscal 2003. Barra successfully launched two strategic products and significantly advanced its Enterprise Risk initiative.

•	Long Term Incentives — We provide long term incentives through stock options to certain employees. For executives the size of the grants are designed to tie a significant reward directly to our long term success and increases in stockholder value. As with our cash compensation program, when determining the specific stock option grants for this year, we reviewed option practices and grant levels at other companies through participation in an Equity Practices Survey, and benchmarked ourselves against them. This helped us ensure that both our approach and target grant levels were appropriate. The specific option grants for each individual executive were then determined in line with this information, factoring in their relative contribution to our success and long term potential.

CEO Compensation

      As with other executives, the Compensation Committee used the market data described above as a benchmark in determining the fiscal 2003 base salary and option grants for our CEO, Mr. Duggirala. The Compensation Committee used Mr. Duggirala’s own performance and Barra’s performance during fiscal 2003 to determine his bonus and option grants. The Compensation Committee believes that Mr. Duggirala continues to perform well as CEO. At the start of fiscal 2003, the Board established goals for the core business of 10% growth in revenues from ongoing products and services and 30% operating margins. As detailed above, Barra did not meet these targets. However, in light of external market conditions Barra’s executive team revised these goals at the end of the first fiscal quarter to be 0% growth in revenues and 24% pre-tax margins for the core business. Barra achieved these revised goals in fiscal 2003. The Compensation Committee largely attributes fiscal 2003 core business performance to difficult market conditions, and believes that Mr. Duggirala performed strongly on behalf of Barra despite those conditions. Nonetheless, Mr. Duggirala’s fiscal 2003 bonus was lower than his fiscal 2002 bonus in light of core business performance against targets. The Compensation Committee continues to have high confidence in Mr. Duggirala’s capabilities as CEO.

COMPENSATION COMMITTEE

A. George (Skip) Battle
M. Blair Hull*
Clyde W. Ostler

*	Chairman

PERFORMANCE GRAPH

      The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Barra Common Stock with the comparable returns of two indexes: the Frank Russell 2000 Index and the Nasdaq Computer & Data Processing Services Index. The graph assumes an investment of $100 in Barra Common Stock in each of the indexes on March 31, 1998, and that all dividends were reinvested. Barra did not pay any cash dividends during this five-year period. Points on the graph represent the performance as of March 31st of each of the years indicated.

PERFORMANCE COMPARISON

BARRA V. NASDAQ COMPUTER & DATA PROCESSING SERVICES
AND FRANK RUSSELL 2000

	Mar. 1998	Mar. 1999	Mar. 2000	Mar. 2001	Mar. 2002	Mar. 2003

Nasdaq Computer Index*	100	169	350	115	117	80
Barra	100	86	119	284	319	156
Frank Russell 2000	100	84	115	97	111	81

*	Nasdaq Computer & Data Processing Services Index

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee:

      The Audit Committee consists of the following members of the Company’s Board of Directors: A. George (Skip) Battle, M. Blair Hull, and Clyde W. Ostler. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers’ listing standards. The Audit Committee operates under the written charter adopted by the Board of Directors.

      The primary functions of the Audit Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and to provide an avenue of communication among the independent auditors, management and the Board of Directors. The primary duties and responsibilities of the Audit Committee are to (i) review the Company’s annual audited financial statements prior to filing with the SEC or distribution to the public; (ii) in consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting procedures and controls; (iii) review with management and the independent auditors the Company’s quarterly financial statements prior to filing with the SEC or distribution to the public; and (iv) annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest. The Audit Committee also reviews the performance of the independent auditors and their fees and recommends their selection and engagement to our stockholders.

Review of the Company’s Audited Financial Statements For the Year Ended March 31, 2003:

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2003 with the Company’s management and with Deloitte & Touche LLP, the Company’s independent certified public accountants. Such review and discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed the independence of Deloitte & Touche LLP with the Company’s management and with that firm. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the SEC. The Audit Committee has recommended for ratification by the stockholders that Deloitte & Touche LLP be selected as the Company’s independent certified public accountants for the fiscal year ending March 31, 2004. The Audit Committee held four meetings during the fiscal year ended March 31, 2003. The meetings were designed to facilitate and encourage private communication among members of the Audit Committee, the Company’s independent certified public accountants and the Company’s internal staff responsible for accounting and legal matters.

AUDIT COMMITTEE

A. George (Skip) Battle
Clyde W. Ostler*
M. Blair Hull

*	Chairman

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about our shares of Common Stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of March 31, 2003.

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation
	be Issued upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	First Column.)

Equity compensation plans approved by security holders	4,095,778	$30.90	989,015
Equity compensation plans not approved by security holders	0	0	0
Total	4,095,778	$30.90	989,015

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and 10% owners, to file with the Securities and Exchange Commission (“SEC”) reports of holdings and transactions in our Common Stock. Our officers, directors and 10% owners are required by SEC regulation to furnish us with copies of all reports they file under Section 16(a).

      During the fiscal year ended March 31, 2003, two transactions came to our attention that were not reported on a timely basis. Accordingly, M. Blair Hull, a director of Barra, filed a Form 4 in fiscal 2003 relating to two prior transactions: a purchase of Barra Common Stock made on April 10, 1997, and a non-qualified stock option grant on April 24, 1997. Based solely on our review of reports of changes in beneficial ownership received from reporting persons or representations from those persons that no such reports were required, we believe that, except for the transactions noted above for Mr. Hull, our directors and executive officers, as well as our 10% owners, complied with the requirements for reporting ownership and changes in ownership of Common Stock pursuant to Section 16(a).

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

FOR YEAR 2004 ANNUAL MEETING

      Barra must receive stockholder proposals intended to be included in our proxy statement for the 2004 Annual Meeting of Stockholders no later than March 3, 2004. Stockholders who want to present a proposal at the 2004 Annual Meeting that is not included in Barra’s proxy statement should notify the Secretary of Barra of the proposal by May 18, 2004.

OTHER MATTERS

      The Board knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

BY ORDER OF THE BOARD

Andrew Rudd
Chairman of the Board
July 2, 2002

PROXY

BARRA, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
JULY 31, 2003

The undersigned, revoking all prior proxies, hereby appoints Andrew Rudd, Kamal Duggirala, and Norman J. Laboe, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote all of the shares of Common Stock of Barra, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held at 2100 Milvia Street, Berkeley, CA 94704, on Thursday, July 31, 2003 at 2:30 p.m., local time, and at any adjournments and postponements, with all the powers the undersigned would possess if personally present, upon matters noted on the reverse. The shares represented by this Proxy shall be voted as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

BARRA, INC. 2100 MILVIA STREET BERKELEY, CA 94704

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instruction the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return to Barra, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

BARRA, INC.

Vote On Directors

		For	Withhold	For all
		all	All	Except
		☐	☐	☐
1.	To elect as Directors of Barra, Inc. the nominees listed below.

01) A. George (Skip)Battle
02) Kamal Duggirala
03) M. Blair Hull
04) Norman J. Laboe
05) Clyde W. Ostler
06) Andrew Rudd

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below

Vote on Proposal

		For	Against	Abstain
2.	Approval of the Amendment to the Barra, Inc. Directors Option Plan to increase the size of automatic grants made to non-employee directors.	☐	☐	☐

		For	Against	Abstain
3.	Ratification of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2004.	☐	☐	☐

PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign your name exactly as it appears to the right. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date